SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             1-800-FLOWERS.COM, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  11-3117311
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

1600 Stewart Avenue, Westbury, New York                    11590
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(Address of Principal Executive Offices)                 (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

      Securities Act registration statement file number to which this form relates: 333-78985.
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      Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
           to be Registered                       Each Class is to be Registered
           ----------------                       ------------------------------
                None.                                         None.


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

      Securities to be registered pursuant to Section 12(g) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
           to be Registered                       Each Class is to be Registered
           ----------------                       ------------------------------
Class A Common Stock, $0.01 par value                 NASDAQ National Market
           (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

      For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-78985 (the "Form S-1"), as filed with the Securities and Exchange Commission on May 21, 1999, as amended, which information is hereby incorporated by reference.

Item 2. Exhibits.

      The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated herein by reference.

Exhibit No.       Description
-----------       -----------
     1.           Third Amended and Restated Certificate of Incorporation,
                  incorporated by reference to Exhibit 3.1 of the Form S-1.

     2. Form of Amendment No. 1 to Third Amended and Restated Certificate of Incorporation to be effective upon the initial public offering, incorporated by reference to Exhibit 3.2 of the Form S-1.

     3. Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 of the Form S-1.

     4. Specimen class A common stock certificate, incorporated by reference to Exhibit 4.1 of the Form S-1.

     5. Investment Agreement, dated as of January 16, 1995, among Chemical Venture Capital Associates, Teleway, Inc. and James
                  F. McCann, incorporated by reference to Exhibit 10.2 of the Form S-1.

     6. Consent and Amendment No. 1 to Investment Agreement, dated as of May 20, 1999, among Chase Capital Partners,
                  1-800-FLOWERS.COM, Inc. and James F. McCann, incorporated by reference to Exhibit 10.3 of the Form S-1.


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

     7. 1997 Stock Option Plan, as amended, incorporated by reference to Exhibit 10.10 of the Form S-1.

     8. Stockholders' Agreement, dated as of April 3, 1998, among The Plow & Hearth, Inc., 1-800-FLOWERS, Inc. and the Persons Set Forth on Schedule A thereto, incorporated by reference to
                  Exhibit 10.11 of the Form S-1.

     9. Amendments to Stockholders' Agreement, dated as of May 17, 1999, among The Plow & Hearth, Inc., 1-800-FLOWERS.COM, Inc. and the Persons Set Forth on Schedule A thereto, incorporated by reference to Exhibit 10.12 of the Form S-1.

    10. Investors' Rights Agreement, dated as of May 20, 1999, among 1-800-FLOWERS.COM, Inc., James F. McCann, Christopher G. McCann and the persons designated as Investors on the signature pages thereto, incorporated by reference to Exhibit
                  10.16 of the Form S-1.

    11. Stock Purchase Agreement, dated as of May 20, 1999, among 1-800-FLOWERS.COM, Inc., James F. McCann, Christopher G. McCann and the Investors listed on Schedule A thereto, incorporated by reference to Exhibit 10.17 of the Form S-1.

    12.           1999 Stock Incentive Plan, incorporated by reference to
                  Exhibit 10.18 of the Form S-1.


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

                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        1-800-FLOWERS.COM, INC
                                        (Registrant)


Dated: July 27, 1999                    By: /s/ James F. McCann
                                            ------------------------------------
                                            James F. McCann
                                            Chairman and Chief Executive
                                            Officer


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